                                                                    Exhibit 10.6


                               LICENSING AGREEMENT
                         FOR ETHANOL PRODUCTION PROCESS

         THIS LICENSING AGREEMENT is made and entered into this 7th day of October, 2001 by and between Broin and Associates, Inc., a South Dakota corporation located at 25784 Cottonwood Ave, Sioux Falls, SD 57107, (hereinafter referred to as "Licensor") and Dakota Ethanol, L.L.C., located at Post Office Box 100, Wentworth, South Dakota 57075, (hereinafter referred to as "Licensee").

         WHEREAS, the Licensor is in the business of designing and building dry mill ethanol plants; and

         WHEREAS, Licensor and Licensee have entered into a Construction Contract dated as of even date herewith ("Construction Contract") to construct the dry mill ethanol plant near Wentworth, South Dakota ("Facility").

         WHEREAS, Licensee has chosen Licensor as Design/Builder to construct the Facility because that Licensor has expertise in the design and construction of ethanol plants; and

         WHEREAS, the Licensor possesses certain proprietary technology, design information and operational information (hereinafter referred to as the "Technology", as set forth in Exhibit A); and

         WHEREAS, the Licensee wishes to license a plant design and its associated proprietary design and operational information from the Licensor; and

         WHEREAS, the parties hereto are entering into a Confidentiality and Non-disclosure agreement which is attached hereto as Exhibit B.

         NOW, THEREFORE, in consideration of the foregoing mutual covenants and agreements set forth herein, the parties agree as follows:

                                    AGREEMENT

1.0 THE TECHNOLOGY

         The "Licensor's Technology" refers to all proprietary rights, including patents, copyrights, trade secrets, formulas, research data, processes, know-how and specifications related to the Licensor's design and construction of the Facility identified in Exhibit A.

2.0 THE GRANT

         2.1 LICENSE

         Licensor grants to Licensee a nonexclusive license to utilize Licensor's Technology to make, use and sell Ethanol and related co-products produced using the Licensor's Technology only at the facility located near Wentworth, South Dakota.

         2.2 RESTRICTIONS

         The Licensee agrees that it will use the items listed in Exhibit A only in relation to the operation and maintenance of the Facility.

3.0 COMPENSATION

         For and in consideration of the Licensee's execution of the Construction Contract and for the payment of $100,000, which is included in the Design/Build Contract Price Licensor executed this License Agreement with Licensee.

4.0 TERM OF AGREEMENT

         4.1 TERM

         This Agreement shall commence on the date that the Facility operates for seven days as provided in the Process Guarantee attached to the Construction Contract and continue for so long as the plant shall exist to use the Licensor's Technology.

         4.2 BREACH

         Any party shall be in default under this Agreement if said party otherwise fails to perform any of its obligations under this Agreement. In the event a party is in default under this Agreement, the nondefaulting party shall have such rights and remedies as may be available at law or in equity, including the right of specific performance and injunctive relief.

5.0 LIMITATION OF LIABILITY

         In no event shall Licensor be liable to Licensee (or any other party) for loss of profits or indirect, incidental, special, consequential, or other similar damages arising out of any breach of this Agreement or obligations under this Agreement.

6.0 INDEPENDENT CONTRACTOR

         For the purpose of this Agreement and all services to be provided hereunder, both parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on the other party.

7.0 SEVERABILITY

         If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent possible consistent with applicable law and the remaining provisions of this Agreement shall remain in full force and effect.

8.0 ASSIGNABILITY

         This Agreement shall be assignable by either party upon mutual written consent of the parties hereto. It is understood and agreed by Licensee that the Licensing Agreement will need to be Assigned to a new owner prior to the operation of the Facility by a new owner. Neither party shall unreasonably withhold consent to said transfer.

9.0 ENTIRE AGREEMENT

         This instrument contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement.

10.0 MODIFICATIONS IN WRITING

         No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by a duly authorized representative of each party.

11.0 GOVERNING LAW

         The validity and interpretation of this Agreement and the legal relations of the parties to it shall be governed by the laws of the State of South Dakota, excepting that body of law related to conflict of laws.

12.0. CAPTIONS

         The captions are provided for convenience and are not to be used in construing this Agreement.

13.0 CONSTRUCTION

         The parties agree that they have participated equally in the formation of this Agreement and that the language herein should not be presumptively construed against either of them.

14.0 CONFIDENTIALITY

The parties acknowledge that Licensor will likely be providing confidential information to Licensee during the term of this Agreement. In contemplation thereof, the parties have signed Exhibit B-Confidentiality and Non-disclosure Agreement which is hereby incorporated by reference into this agreement.

15.0 DEFENSE OF THE TECHNOLOGY

         The Licensor, in granting the Licensee a license to said Licensor's Technology as noted in this Agreement, will defend the Licensee in matters pertaining to infringement of Licensor's Technology including patents, trademarks, copyrights, trade secrets, or any other proprietary rights owned or controlled by third parties by reason of Licensee's manufacture, use, or sale of Ethanol or ethanol co-generated products through Licensor's Technology. Licensee shall inform Licensor immediately upon receipt of notice of any suit, actions, claim or claims relating to patents, trademarks, copyrights, trade secrets, or other proprietary rights having any bearing on said Licensor's Technology. Should it so elect, Licensee, may, at its own expense, assume the control of and join the Licensor in the defense of any such suit, actions, claim, or claims. In the event that Licensor's Technology is found to infringe in any of the aforementioned instances, Licensor will pay any costs to change the Technology or to bring the Licensee into compliance with the holders of any proprietary rights.

16.0 NOTICES

         All notices hereunder shall be effective if sent by first class mail, postage prepaid, and shall be deemed given and received one business day after deposit with the post office. Supplemental to the delivery methods described above, the parties may also fax and E-mail said notices. Notice sent by recognized express courier, certified or registered mail shall be considered the official and binding notice. Notice shall be to:

                           IF TO LICENSOR:       BY:      JEFFREY S. BROIN
                                                 ITS:     C.E.O.
                                                 ADDRESS: 25784 COTTONWOOD AVE
                                                          SIOUX FALLS, SD 57107
                                                 PHONE:   (605)543-5091
                                                 FAX:     (605)543-5093
                                                 E-MAIL:  jeffbroin@broin.com

                           IF TO LICENSEE:       BY:      STEVE SERSHEN
                                                 ITS:     PROJECT COORDINATOR
                                                 ADDRESS: POST OFFICE BOX 100
                                                          WENTWORTH, SD 57075
                                                 PHONE:   (605)483-2676
                                                 FAX:     (605)489-2177
                                                 EMAIL:   sershen@itctel.com

         IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT ON THE DATE AND YEAR FIRST ABOVE WRITTEN.

LICENSOR:                                   LICENSEE:

BROIN AND ASSOCIATES, INC.                  DAKOTA ETHANOL, L.L.C.


By:  /s/ Jeffrey S. Broin                   By:  /s/ Gregory Van Zanten
     ---------------------------------           -------------------------------
         Its Chief Executive Officer -           Its Chairman Gregory Van Zanten
         Jeffrey S. Broin

                                            and


                                            By:  /s/ Brian D. Woldt
                                                 -------------------------------
                                                 Its Secretary - Brian D. Woldt

                                    EXHIBIT A

         THE FOLLOWING ITEMS SHALL CONSTITUTE THE LICENSOR'S TECHNOLOGY THAT LICENSOR IS TRANSFERRING TO LICENSEE UNDER THIS AGREEMENT:

         1.       ANY AND ALL PROCESS DIAGRAMS (A-1)

         2.       ANY AND ALL PROCESS INFORMATION (A-2)

         3.       ANY AND ALL MATERIAL AND ENERGY BALANCES (A-3)

         4.       ANY AND ALL BLUEPRINTS (A-4)

         5.       ANY AND ALL ISOMETRIC BLUEPRINTS (A-5)

         6.       ANY AND ALL TRAINING MANUALS (A-6)

         7.       ANY AND ALL OPERATIONS MANUALS (A-7)

         8.       ANY AND ALL OPERATIONS VIDEO TAPES (A-8)

         9. ALL OTHER ITEMS AS MAY BE DISCLOSED FROM TIME TO TIME BY LICENSOR TO LICENSEE. SUCH ADDITIONAL MATERIALS WHICH SHOULD ALSO BE CONSIDERED TECHNOLOGY SHALL BE DETERMINED SOLELY BY LICENSOR.

                                    EXHIBIT B

                   CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT

         This CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT (this "Agreement") is made and entered into as of this 7th day of October, 2000 by and between Broin and Associates, Inc., a South Dakota corporation, having a business address at 25784 Cottonwood Ave, Sioux Falls, SD 57107 ("Discloser"); and Dakota Ethanol, L.L.C., having a business address at Post Office Box 100, Wentworth, South Dakota 57075 ("Recipient"), with reference to the following:

                                    RECITALS

         The following provisions form the basis for, and are hereby made a part of, this Agreement:

         A. The parties to this Agreement are entering into discussions or negotiations for the purpose of Financing, Design, Engineering, Construction, Training and Startup and Operation of an ethanol production plant to be located near Wentworth, South Dakota.

         B. During discussions, negotiations, design, engineering, construction oversight, DCS system configuration and installation, employee training, plant startup, and on-going consulting, Discloser may disclose to Recipient certain information Discloser deems confidential and proprietary.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, the parties agree as follows:

1.0 DEFINITION OF CONFIDENTLAL INFORMATION.

         "Confidential Information" shall mean any and all information disclosed by Discloser to Recipient relating to its business or technology that Discloser designates as being confidential or which, under the circumstances surrounding disclosure, should be treated as confidential, regardless of whether Discloser provides such information to Recipient in tangible form or it is retained in the intangible memory of Recipient. Confidential Information includes, for example and without limitation, Discloser's confidential business or technical information, such as financial information or data, marketing techniques and material, business plans and strategies, business operation and systems, pricing policies, information concerning employees, customers, and/or vendors, trade secrets, discoveries, inventions, improvements, research, development, know-how, designs, products, compositions, prototypes, biological or physical materials and manufacturing processes.

2.0 DISCLOSURE AND USE RESTRICTIONS

         2.1 PERMITTED USE AND DISCLOSURE.

         (i) Recipient may only disseminate Confidential Information to those employees of Recipient who have:

                  (a)      a demonstrable need to know;
                  (b)      been informed of Recipient's obligations hereunder;
                           and
                  (c) are bound by an obligation of confidentiality to Recipient at least as broad in scope as Recipient's obligations hereunder.

         (ii) Recipient may disseminate necessary portions of the Confidential Information to consultants, engineers or associates of Recipient for the sole purpose of making major modifications to or expanding the facility, but only after said consultants, engineers or associates have executed a Confidentiality and Nondisclosure Agreement with Discloser and Recipient has received a copy of this signed Agreement.

         A breach of such agreement shall be considered a material breach hereunder.

         2.2 RESTRICTIONS.

         Except as expressly provided in Section 2.1, Recipient shall not:

         (i) Publish, disseminate or otherwise disclose or make available Confidential Information received hereunder to any person, firm or corporation without prior written consent of Discloser; or
         (ii) Use Confidential Information for any purpose including, without limitation, selling, leasing, renting, licensing, marketing or otherwise distributing any Confidential Information or products, services, or processes embodying or derived from same. Recipient agrees to use the same degree of care that it uses to protect its confidential information of similar importance, to prevent any unauthorized disclosure of Confidential Information, but in no event less than a reasonable degree of care.
         (iii) Modify or disseminate the Confidential Information or any part thereof without the express written consent of the Discloser.

         2.3 NO REVERSE ENGINEERING.

         Recipient shall not alter, modify, break-down, disassemble, or reverse engineer materials or compositions containing or constituting Confidential Information without the express prior written consent of Discloser.

         2.4 DISCUSSIONS.

         Recipient shall not publicize or disclose beyond those persons to whom Confidential Information may be disclosed hereunder the existence and the terms of this Agreement or the discussions that give rise to this Agreement and all such information shall be deemed Confidential Information for all purposes herein.

         2.5 NOTIFICATION OF UNAUTHORIZED USE OR DISCLOSURE.

         Recipient shall notify Discloser in writing immediately upon discovery of any unauthorized use or disclosure of Confidential Information by Recipient or its employees, consultants or associates, and will reasonably cooperate with Discloser to regain possession of the Confidential Information and prevent its further unauthorized use.

3.0 NO EXPORT.

         Recipient shall not export, directly or indirectly, including but not limited to export on the Internet or other network service, any Confidential Information or technical data acquired by Recipient from Discloser under this Agreement or any products utilizing any such data to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other Government approval without first obtaining such license or approval.

4.0 EXCEPTIONS.

         Recipient shall have no obligation under this Agreement to maintain in confidence any information which it can demonstrate:

        (i)    is in the public domain at the time of disclosure;
        (ii) is in the possession of Recipient free of any obligation of confidence prior to the time of disclosure;
        (iii) though originally, Confidential Information, subsequently becomes part of the public knowledge through no fault of Recipient, as of the date of its becoming part of the public knowledge;
        (iv)   though originally, Confidential Information, subsequently is rightfully received by Recipient without obligations of
               confidence from a third party who is free to disclose the information, as of the date of such third-party disclosure; or
        (v) is independently developed by Recipient without the use of any Confidential Information, as of the date of such independent development. Recipient shall be entitled to disclose Confidential Information in response to a Court Order or as otherwise required by law; provided, however; that Recipient notifies Discloser prior to such disclosure, and in no case more than ten (10) days after receiving such order to give Discloser time to contest such order.

5.0 OWNERSHIP OF CONFIDENTIAL INFORMATION

         5.1 OWNERSHIP OF MATERIALS.

         Subject to the Construction Agreement and the License Agreement, all materials furnished to Recipient by Discloser, including without limitation, documents, drawings, apparatus, sketches, designs, biological or physical materials, Confidential Information and Licensor's Technology as defined in the License Agreement, and media upon which Confidential Information is stored or recorded shall remain the property of Discloser, subject to the terms and conditions of the License Agreement and Construction Agreement, Recipient will return all such material, and all Copies thereof, to Discloser within a reasonable time following Discloser's written request; provided, however; that Recipient may retain a single copy of the assignment data and any other materials for archival purposes. This Agreement does not give Recipient a license, implied or express, or other rights to the Confidential Information.

         5.2 OWNERSHIP OF DERIVATIVE WORKS.

         Except as provided in the License Agreement and the Construction Contract, any and all Derivatives of Confidential Information shall be the property of Discloser. For purpose of this Agreement, "Derivatives" shall mean:

        (i) for copyrightable or copyrighted material, any translation, abridgement, revision, or other form in which an existing work may be recast, transformed or adapted;
        (ii)   for patentable or patented material any improvement thereon; and
        (iii) for other material whether or not protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protectable by copyright, patent and/or trade secret.

6.0 TERMINATION.

         6.1 TERMINATION PRIOR TO CONCLUSION OF AGREEMENT.

         Upon written notice from one party to the other, this Agreement and the parties' rights and obligations with respect hereto may be terminated solely as to yet undisclosed Confidential Information; provided, however; that this Agreement and the parties' rights and obligations hereunder shall survive and remain in full force and effect with respect to all information, Confidential Information or otherwise, disclosed prior to the receipt of such written notice.

7.0 MISCELLANEOUS

         7.1 ENTIRE AGREEMENT.

         This Agreement constitutes the entire Agreement between the parties hereto regarding the Confidential Information disclosed thereunder and supersedes all oral or written agreements, either entered prior to or contemporaneously with this Agreement, concerning the Confidential Information. This Agreement may not be modified except by written agreement dated subsequent to the date of this Agreement and signed by both parties.

         7.2 ASSIGNMENT.

         Recipient shall not assign or transfer any rights or obligations under this Agreement without the prior written consent of Discloser. Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of and be binding upon the parties, their successors and assigns.

         7.3 PRESUMPTIONS.

         In construing the terms of this Agreement, no presumption shall operate in either party's favor as a result of its counsel's role in drafting the terms or provisions hereof.

         7.4 GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota, excluding that body of law relating to choice of law.

         7.5 SEVERABILITY; WAIVER.

         If any provision of this Agreement shall be held by a Court of Competent Jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. A waiver by either of the parties hereto of any of the covenants to be performed by the other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any covenant hereof contained.

         7.6 HOLD HARMLESS

         The Recipient shall indemnify and save harmless the Discloser, its officers, directors, consultants, employees, agents and assigns from and against any liability, loss or damage arising out of Recipient's violation of any of the Terms and Conditions of this Agreement.

         7.7 REMEDIES

         In the event the Recipient breaches or threatens to breach any of the covenants expressed herein, the damage to the Discloser will be great and irreparable and difficult to quantify; therefore, the Discloser may apply to a Court of Competent Jurisdiction for injunctive or other equitable relief to restrain such breach or threat of breach, without the necessity of filing any bond, and without disentitling the Discloser from any other relief in either law or equity.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Broin and Associates, Inc.                Dakota Ethanol, L.L.C.
(Discloser)                               (Recipient)


By:  /s/ Jeffrey S. Broin                 By:  /s/ Gregory Van Zanten
     -------------------------------           ---------------------------------
         Its Chief Executive Officer           Its Chairman - Gregory Van Zanten
         Jeffrey S. Broin


                                          By:  /s/ Brian D. Woldt
                                               ---------------------------------
                                               Its Secretary - Brian D. Woldt